As filed with the Securities and Exchange Commission on September 28, 1994
                                                 Registration No. 33-55397
     Post Effective Amendment No. 2 to Registration Statement No. 33-74336
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ----------------

                             AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                             ----------------

                       CARCO AUTO LOAN MASTER TRUST
         (In which the Certificates evidence undivided interests)

                      U.S. AUTO RECEIVABLES COMPANY
                (Originator of the Trust described herein)
          (Exact name of registrant as specified in its charter)

        DELAWARE                    6146                   38-2997412
       (State of       (Primary Standard Industrial     (I.R.S. Employer
     Incorporation)     Classification Code Number)     Identification No.)

                           27777 Franklin Road
                        Southfield, Michigan 48034
                              (810) 948-3031
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ROBERT A. LINK, ESQ.
                      Chrysler Financial Corporation
                           27777 Franklin Road
                        Southfield, Michigan 48034
                              (810) 948-3060
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                             ----------------

                                Copies to:
                          GREGORY M. SHAW, ESQ.
                         Cravath, Swaine & Moore
                            825 Eighth Avenue
                      New York, New York 10019-7475
                              (212) 474-1902

     Approximate date of commencement of proposed sale to the public:
           From time to time after this Registration Statement becomes effective as determined by market conditions.

                             ----------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                     CALCULATION OF REGISTRATION FEE

                                         Proposed         Proposed
     Title of each         Amount         Maximum          Maximum         Amount of
  class of securities       to be     Offering Price      Aggregate      Registration
    to be registered     Registered     Per Unit(1)   Offering Price(1)       Fee

Asset Backed
Certificates..........  $700,000,000       100%          $700,000,000     $241,381.00(2)

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.

                             ----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      IN ACCORDANCE WITH RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO $800,000,000 OF UNISSUED ASSET BACKED CERTIFICATES REGISTERED UNDER REGISTRATION STATEMENT NO. 33-74336 AND THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO SUCH REGISTRATION STATEMENT.

==========================================================================

                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Certificates.

SEC Filing Fee................................................   $  241,381
Trustee's Fees and Expenses (including counsel fees)..........       60,000
Accounting Fees and Expenses..................................      150,000
Legal Fees and Expenses.......................................      150,000
Printing and Engraving Expenses...............................      120,000
Rating Agency Fees............................................      855,000
Miscellaneous.................................................       73,619

    Total.....................................................   $1,650,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Chrysler Corporation (parent of Chrysler Financial Corporation and therefore the indirect parent of the Registrant) and U.S. Auto Receivables Company are incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      Section B of Article VIII of the Certificate of Incorporation of Chrysler Corporation, the indirect parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, Chrysler Corporation will indemnify the officers and directors of Chrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, Chrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Chrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

      Chrysler Financial Corporation is incorporated under Michigan law. Sections 561 to 565, inclusive, and Sections 567 and 569 of the Michigan Business Corporation Act provide, in effect, that a Michigan corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Michigan corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      Article VII of the By-Laws of the Registrant provides, in effect, that, subject to certain exceptions, such Registrant will indemnify its officers and directors to the extent that they acted in good faith and in a manner reasonably believed to be in the best interests of the Registrant.


ITEM 16. EXHIBITS:

 1.1   --   Form of Underwriting Agreement with respect to the
            Certificates.
 3.1   --   Certificate of Incorporation of the Registrant is incorporated by reference from Exhibit 3.1 of the Registrant's Registration
            Statement on Form S-1 (File No. 33-41177).
 3.2   --   By-Laws of the Registrant are incorporated by reference from
            Exhibit 3.2 of the Registrant's Registration Statement on Form
            S-1 (File No. 33-41177).
 4.1   --   Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee is incorporated by reference from
            Exhibit 4.1 of the Registrant's Registration Statement on Form
            S-1 (File No. 33-41177).
 4.2   --   First Amendment to the Pooling and Servicing Agreement is
            incorporated by reference from Exhibit 4.2 of the Registrant's
            Registration Statement on Form S-1 (File No. 33-52990).
 4.3   --   Second Amendment to the Pooling and Servicing Agreement is
            incorporated by reference from Exhibit 4.3 of the Registrant's
            Registration Statement on Form S-1 (File No. 33-70144).
 4.4   --   Form of Series Supplement to the Pooling and Servicing
            Agreement, including the form of the Certificates and other exhibits thereto.
 4.5   --   Form of Remarketing Agreement.
 5.1   --   Opinion of Allan L. Ronquillo, Esq. with respect to certain matters involving the Certificates.
 8.1   --   Opinion of Cravath, Swaine & Moore with respect to federal tax matters.
 8.2   --   Opinion of Allan L. Ronquillo, Esq. with respect to tax
            matters under Michigan law and the Certificates.
23.1   --   Consent of Allan L. Ronquillo, Esq. with respect to the
            Certificates (included in opinions filed as Exhibits 5.1 and
            8.2).
23.2   --   Consent of Cravath, Swaine & Moore with respect to the
            Certificates (included in opinion filed as Exhibit 8.1).
23.3   --   Consent of Deloitte & Touche LLP
24.1   --   Power of Attorney.




ITEM 17. UNDERTAKINGS.

      (a) As to Rule 415: The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      (c) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) As to information omitted in reliance on Rule 430A: The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the day of September 28, 1994.

                                        U.S. AUTO RECEIVABLES COMPANY

                                        By /s/      John P. Tierney
                                                    John P. Tierney
                                                 Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


Principal executive officer:

/s/       John P. Tierney          Chairman of            September 28, 1994
          John P. Tierney          the Board


Principal financial officer:

/s/      Dennis M. Cantwell        Vice President --      September 28, 1994
         Dennis M. Cantwell        Corporate Finance
                                   and Development


Principal accounting officer:

/s/         T.P. Dykstra           Vice President and     September 28, 1994
            T.P. Dykstra           Controller

Board of Directors:


/s/    Dennis M. Cantwell*         Director               September 28, 1994
       Dennis M. Cantwell


/s/       T.P. Dykstra*            Director               September 28, 1994
          T.P. Dykstra


/s/   Jeremiah E. Farrell*         Director               September 28, 1994
      Jeremiah E. Farrell


/s/        E.F. Langs*             Director               September 28, 1994
           E.F. Langs


/s/        L.A. Neeb*              Director               September 28, 1994
           L.A. Neeb


/s/      J.A. Sellgren*            Director               September 28, 1994
         J.A. Sellgren


/s/     John P. Tierney*           Director               September 28, 1994
        John P. Tierney


*By /s/     Robert A. Link
            Robert A. Link
           Attorney-in-Fact
          September 28, 1994

                         EXHIBIT INDEX


Exhibit
Number                    Description


 1.1 -- Form of Underwriting Agreement with respect to the Certificates.
 3.1   --  Certificate of Incorporation of the
           Registrant is incorporated by reference from
           Exhibit 3.1 of the Registrant's Registration
           Statement on Form S-1 (File No. 33-41177).
 3.2 -- By-Laws of the Registrant are incorporated by reference from Exhibit 3.2 of the Registrant's Registration Statement on Form
           S-1 (File No. 33-41177).
 4.1 -- Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee is incorporated by reference from
           Exhibit 4.1 of the Registrant's Registration
           Statement on Form S-1 (File No. 33-41177).
 4.2   --  First Amendment to the Pooling and Servicing
           Agreement is incorporated by reference from
           Exhibit 4.2 of the Registrant's Registration
           Statement on Form S-1 (File No. 33-52990).
 4.3   --  Second Amendment to the Pooling and
           Servicing Agreement is incorporated by
           reference from Exhibit 4.3 of the
           Registrant's Registration Statement on Form
           S-1 (File No. 33-70144).
 4.4   --  Form of Series Supplement to the Pooling and
           Servicing Agreement, including the form of the Certificates and other exhibits thereto.
 4.5   --  Form of Remarketing Agreement.
 5.1 -- Opinion of Allan L. Ronquillo, Esq. with respect to certain matters involving the Certificates.
 8.1 -- Opinion of Cravath, Swaine & Moore with respect to federal tax matters.
 8.2 -- Opinion of Allan L. Ronquillo, Esq. with respect to tax matters under Michigan law and the Certificates.
23.1   --  Consent of Allan L. Ronquillo, Esq. with
           respect to the Certificates (included in opinions filed as Exhibits 5.1 and 8.2).
23.2   --  Consent of Cravath, Swaine & Moore with
           respect to the Certificates (included in opinion filed as Exhibit 8.1).
23.3   --  Consent of Deloitte & Touche LLP
24.1   --  Power of Attorney.